Registration No. 333-195951

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

Amendment No. 1

to

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OPPENHEIMER HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	98-0080034
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

85 Broad Street

New York NY 10004

(Address, including zip code, of principal executive office)

OPPENHEIMER HOLDINGS INC. 2014 INCENTIVE PLAN

(Full title of the plan)

Dennis P. McNamara

Oppenheimer Holdings Inc.

85 Broad Street

New York, NY 10004

Telephone (212) 668-8000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐       Accelerated Filer ☒       Non-Accelerated Filer ☐       Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-195951) filed with the Securities and Exchange Commission on May 14, 2014 is being filed to correct an error made in the date of Exhibit 23(a)(1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of May, 2014.

OPPENHEIMER HOLDINGS INC.

(Registrant)

By:	/s/ A.G. Lowenthal
A.G. Lowenthal,
Chairman and Chief Executive Officer, (On behalf of the Registrant)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated as of the 19th day of May, 2014.

Signature	Title

/s/ A.G. Lowenthal	Chairman of the Board, Chief Executive Officer, Director (principal executive officer)
A.G. Lowenthal

/s/ J. J. Alfano	Chief Financial Officer (principal financial and accounting officer)
J. J. Alfano

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8 has been signed by Jeffrey J. Alfano as the true and lawful attorney in fact and agent of the directors of the Registrant as of the 19th day of May, 2014.

Signature	Title

/s/ J. J. Alfano	Power of Attorney for
J. J. Alfano	R. Crystal, W. Ehrhardt, M. Goldfarb, M.A.M. Keehner,
R.S. Lowenthal, K.W. McArthur and A.W. Oughtred

INDEX TO EXHIBITS

Exhibits designated by an asterisk or indicated to have been previously filed have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Exhibit No.	Description of Exhibit	Sequentially Numbered Page

4(a)	Articles of Incorporation of Oppenheimer Holdings Inc. (previously filed as an exhibit to Form 10-Q for the quarterly period ended June 30, 2009).

4(b)	By-Laws (previously filed as an exhibit to Form 10-Q for the quarterly period ended June 30, 2009).

5	Opinion of Schnader Harrison Segal & Lewis LLP regarding the legality of the issuance of the Class A non-voting common stock being registered.	**

10 (c )	Oppenheimer Holdings Inc. 2014 Incentive Plan (previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 2013).

23(a)(1)	Consent of Deloitte & Touche LLP	Filed Herewith

23(a)(2)	Consent of PricewaterhouseCoopers LLP	**

23(b)	Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5).	**

24	Power of Attorney (included on the signature pages of this registration statement).	**

**	Previously Filed with the original filing of this Registration Statement on Form S-8.

4